                                                                   EXHIBIT 23(e)


                  [BLUM, SHAPIRO & COMPANY, P.C. LETTERHEAD]




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of JP Foodservice, Inc. of our report dated July 15, 1996, with respect to the combined financial statements of Arrow Paper and Supply Co., Inc. and Affiliate for the year ended December 29, 1995.


/s/ BLUM, SHAPIRO & COMPANY, P.C.

Blum, Shapiro & Company, P.C.

West Hartford, Connecticut
July 26, 1996